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                                  Exhibit 10.52

[Agency Letter Agreement dated December 2, 1998 by and among the lenders a party to the Amended, Restated and Consolidated Bridge Loan Agreement, as amended]


                                    December 2, 1998

Galen Partners III, L.P., as Agent
610 Fifth Avenue, 5th Floor
New York, New York  10020

Gentlemen:

      Reference is made to the Amended, Restated and Consolidated Bridge Loan Agreement (the "Consolidated Bridge Loan Agreement") dated as of December 2, 1998, by and among Halsey Drug Co., Inc., a New York corporation (the "Company"), Galen Partners III, L.P., a Delaware limited partnership ("Galen" or a "Lender") and certain other parties (each, a "Lender", collectively, the "Lenders"), and Galen, as agent for the Lenders (in such capacity, the "Agent") and each of the agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith (collectively, with the Consolidated Bridge Loan Agreement, the "Transaction Documents"). Capitalized terms used herein which are not defined herein have the meanings ascribed to them in the Consolidate Bridge Loan Agreement.

      This will confirm that, notwithstanding anything to the contrary contained in the Transaction Documents:

      1. Appointment of Agent

            (a) Each Lender hereby designates Galen as its Agent and irrevocably authorizes the Agent to take action on its behalf under the Transaction Documents, to exercise the powers and perform the duties described therein, and to exercise such other powers reasonably incidental thereto; provided, however, that each Lender shall retain the sole power and discretion to convert the Note and exercise the Warrants held by it into Conversion Shares and for Warrant Shares, as the case may be, and to exercise any registration rights under the Transaction Documents. The Agent may perform any of its duties through its agents or employees.

            (b) This Section 1 is for the benefit of the Agent and the Lenders only. The Agent acts only for the Lenders and assumes no obligation to or agency or trust relationship with the Company or any of its affiliates or subsidiaries, except for the ratable disbursement to the Lenders of payments received by the Agent for the account of the Lenders.
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Galen Partners III, L.P
December 2, 1998


      2. Nature of Duties of Agent. The Agent has no duties or responsibilities, except those expressly set forth in this Agreement and the Transaction Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have a fiduciary relationship to the Lenders or any participant of the Lenders.

      3. Lack of Reliance on Agent. Independently and without reliance upon the Agent, each Lender has made and shall continue to make its own independent investigation and analysis of the content and validity of this Agreement and the Transaction Documents or of the performance and creditworthiness of the Company thereunder. The Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters.

      4. Certain Rights of the Agent. The Agent may request instructions from the Lenders at any time. If the Agent requests instructions from the Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Lenders before such action or inaction. The Lenders shall have no right of action based upon the Agent's action or inaction in response to instructions from the Lenders.

      5. Reliance by Agent. The Agent may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including, for matters concerning the Company, counsel for the Company), independent public accountants and other experts selected by it and shall have no liability for action or inaction taken or not taken, in good faith, based upon such advice.

      6. Indemnification of Agent. Each Lender agrees to reimburse and indemnify the Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to this Agreement and the Transaction Documents, unless resulting from the Agent's gross negligence or willful misconduct.

      7. The Agent in its Individual Capacity. In its individual capacity, the Agent shall have the same rights and powers hereunder as a Lender and may exercise them as though it was not performing the duties specified herein.

      8. Successor Agent.

            (a) The Agent may, upon fifteen (15) business days' notice to each Lender and the Company, resign by giving written notice thereof to each Lender and the Company. The Agent's resignation shall be effective upon the appointment of a successor Agent.
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Galen Partners III, L.P
December 2, 1998


            (b) Upon receipt of the Agent's resignation, the Lenders may appoint a successor Agent. If a successor Agent has not accepted its appointment within fifteen (15) business days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

            (c) Upon its acceptance of the agency hereunder, a successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The retiring Agent shall continue to have the benefit of this Agreement for any action or inaction while it was Agent.

      9. Collateral Matters.

            (a) The Lenders authorize and direct the Agent to enter into the other agreements for the benefit of each Lender. Except as otherwise set forth herein, any action or exercise of powers by the holder or holders of a majority, in the aggregate, of the Notes then outstanding (the "Majority Holders") shall be authorized and binding on all Lenders. At any time, without notice to or consent from the Lenders, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens on the Collateral.

            (b) The Agent is authorized to subordinate or release any Lien granted to or held by the Agent upon any Collateral. The Agent may request, and the Lenders will provide, confirmation of the Agent's authority to release particular types or items of Collateral.

            (c) The Agent shall have no obligation to assure that the Collateral exists or is owned by the Company or any of its Affiliates or Subsidiaries, or that such Collateral is cared for, protected or insured, or that the Liens on the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as a Lender, and it shall have no duty or liability whatsoever to any of the Lenders, except for its gross negligence or willful misconduct.

      10. Actions with Respect to Defaults. In addition to the Agent's right to take actions on its own accord as permitted under this Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Holders. Until the Agent shall have received such directions, the Agent may act (or not act) as it deems advisable and in the best interests of the Lenders.

      11. Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof.
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Galen Partners III, L.P
December 2, 1998


      12. Governing Law. This Agreement is entered into in accordance with and shall be governed by the laws of the State of New York, without regard to any principles of conflicts of laws.

      13. Severability. If any provision or portion of any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remaining portions of any such provision and the remaining provisions hereof shall remain in effect.

      14. Further Assurances. The Lenders and the Agent shall execute, in a proper and timely manner, at or after the date hereof, such additional documents and instruments as may be reasonably requested by the other parties in connection with the consummation or confirmation of the transactions contemplated by this Agreement.

      15. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      16. Entire Agreement; Amendment. This Agreement supercedes and replaces, in its entirety, any previous agreements between the parties relating to the subject matter hereof, and no modification or amendment may be made except by a written instrument signed by all parties.

      17. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be delivered in person, by facsimile transmission followed promptly by first class mail or by overnight mail, and delivered, if to the Lenders, then to the address set forth opposite the name of each of the Lenders on the signature page hereof and if to Agent, then to the attention of Mr. Srini Conjeevaram c/o Galen Partners III, L.P., Rockefeller Center, 610 Fifth Avenue, 5th Floor, New York, New York 10020, fax no. (212) 218-4999, with a copy to George N. Abrahams, Esq. c/o Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York 10177, fax no.
(212) 986-0604.

      18. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach or termination thereof, shall be settled by arbitration in the County of New York in accordance with the laws of the State of New York, without regard to any of that State's conflict of laws principles and rules, then obtaining, of the American Arbitration Association or any successor thereto. Within ten (10) days after a request for arbitration by one party to the other, an arbitrator shall then be chosen in accordance with the rules of the American Arbitration Association locate in New York City then obtaining. The American Arbitration Association shall name the arbitrator. The arbitration shall be held in New York County, New York. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of
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Galen Partners III, L.P
December 2, 1998


the arbitrator shall be final, conclusive and binding on the parties to the arbitration. In connection with such arbitration and the enforcement of any award rendered as a result thereof, the parties hereto irrevocably consent to the personal jurisdiction of the Courts of the State of New York, and further consent that any process or notice of motion or other application to the said Court or Judge thereof may beserved inside or outside the State of New York by registered mail or personal service, provided a time period of at least twenty
(20) days for appearance is allowed.

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Galen Partners III, L.P
December 2, 1998


                                          Very truly yours,


Address of Michael Weisbrot:
1136 Rock Creek Road
Gladwyne, Pennsylvania 19036              /s/
                                          --------------------------------------
                                          Michael Weisbrot
Address of Susan Weisbrot:
1136 Rock Creek Road
Gladwyne, Pennsylvania 19036              /s/
                                          --------------------------------------
                                          Susan Weisbrot

Address of Galen Partners III, L.P.       GALEN PARTNERS III, L.P.
610 Fifth Avenue, 5th Floor               By: Claudius, L.L.C., General Partner
New York, NY 10020
                                          By:/s/
                                             -----------------------------------
                                          Name:   Bruce F. Wesson
                                          Title:  Managing Member
Address of Galen Partners
International III, L.P.                   GALEN PARTNERS INTERNATIONAL
610 Fifth Avenue, 5th Floor               INTERNATIONAL III, L.P.
New York, NY 10020                        By: Claudius, L.L.C., General Partner

                                          By:/s/
                                             -----------------------------------
                                          Name:   Bruce F. Wesson
                                          Title:  Managing Member

Address of Galen Employee                 GALEN EMPLOYEE FUND  III, L.P.
Fund  III, L.P.                           By: Wesson Enterprises, Inc.
610 Fifth Avenue, 5th Floor
New York, NY 10020                        By:/s/
                                             -----------------------------------
                                          Name:   Bruce F. Wesson
                                          Title:  Managing Member